Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On January 15, 2015, WP Glimcher Inc. (the “Company” or “WPG”) acquired Glimcher Realty Trust (“Glimcher”) and certain of its affiliates, including Glimcher Properties Limited Partnership, its operating partnership, pursuant to a definitive agreement and plan of merger among the Company, Washington Prime Group, L.P. (the “Operating Partnership”), certain of its affiliates, Glimcher and its operating partnership dated September 16, 2014 (the “Merger Agreement”), in a stock and cash transaction valued at approximately $4.2 billion, including the assumption of debt (collectively, the “Merger”). In connection with the closing of the Merger, Glimcher was merged into a newly formed direct subsidiary of the Operating Partnership and another newly formed indirect subsidiary of the Operating Partnership was merged into Glimcher’s operating partnership.

In the Merger, Glimcher common shareholders received, for each outstanding Glimcher common share (other than certain common shares as set forth in the Merger Agreement), $14.02 consisting of: (x) $10.40 in cash and (y) 0.1989 of a share of the Company’s common stock valued at $3.62 per Glimcher common share, based on the closing price of the Company’s common stock on the Merger closing date. Additionally, the preferred stock of Glimcher was converted into preferred stock of the Company. Furthermore, each outstanding common unit of Glimcher’s operating partnership held by limited partners was converted into 0.7431 of a common unit of the Operating Partnership and Series I-1 Preferred Units of the Operating Partnership were issued to limited partners of Glimcher’s operating partnership who held such preferred units immediately prior to the effective time of the Merger.

In connection with the Merger, the Company issued 29,942,877 common shares, 4,700,000 shares of 8.125% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Shares”), 4,000,000 shares of 7.5% Series H Cumulative Redeemable Preferred Stock and 3,800,000 shares of 6.875% Series I Cumulative Redeemable Preferred Stock, and the Operating Partnership issued 1,621,695 common units to limited partners and 130,592 7.3% Series I-1 Preferred Units. The preferred shares and units were issued as consideration for similarly-named preferred interests of Glimcher that were outstanding at the Merger date.

Concurrent with the closing of the Merger, Glimcher completed a transaction with Simon Property Group, Inc. (“SPG”) under which SPG acquired Jersey Gardens in Elizabeth, New Jersey, and University Park Village in Fort Worth, Texas, properties previously owned by Glimcher, for an aggregate purchase price of $1.09 billion, including SPG’s assumption of approximately $405.0 million of associated mortgage indebtedness (the “Property Sale”).

On September 16, 2014, in connection with the execution of the Merger Agreement, the Company entered into a debt commitment letter, which was amended and restated on September 23, 2014 pursuant to which parties agreed to provide up to $1.25 billion in a senior unsecured bridge loan facility (the “Bridge Loan”). In connection with the closing of the Merger, the Company borrowed $1.19 billion under the Bridge Loan, which balance was repaid in full as of June 4, 2015, as described below.

On March 24, 2015, the Operating Partnership closed on the private placement of $250 million of 3.850% senior unsecured notes (the “Notes Payable”) at a 0.028% discount due April 1, 2020. The Operating Partnership received net proceeds from the offering of $248.4 million, which it used to repay a portion of outstanding borrowings under the Bridge Loan. The Notes Payable contain certain customary covenants and events of default which, if any such event of default occurs, would permit or require the principal, premium, if any, and accrued and unpaid interest on all of the then-outstanding Notes Payable to be declared immediately due and payable (subject in certain cases to customary grace and cure periods).

On April 15, 2015, the Company redeemed all of the 4,700,000 issued and outstanding Series G Preferred Shares on that date using cash on hand.

On May 21, 2015, the Company refinanced Pearlridge Center’s existing $171.0 million mortgage maturing in 2015 with a new $225.0 million nonrecourse, interest-only loan with a 10-year term and a fixed interest rate of 3.53%. The Company also refinanced existing debt totaling $195.0 million on Scottsdale Quarter® maturing in 2015 with a new $165.0 million nonrecourse, interest-only loan with a 10-year term and a fixed interest rate of 3.53%. These transactions are hereafter referred to as the “refinancing of certain property mortgages.” The Company used $21.2 million of the net proceeds from the refinancings to repay a portion of the then outstanding balance on the Bridge Loan.

On June 1, 2015, the Company completed a joint venture transaction (the “Joint Venture Transaction”) with O’Connor Mall Partners, L.P., a third party (“O’Connor”), with respect to the ownership and operation of five of the Company’s malls and certain related out-parcels acquired in the Merger, which are valued at approximately $1.625 billion, consisting of the following: The Mall at Johnson City located in Johnson City, Tennessee; Pearlridge Center located in Aiea, Hawaii; Polaris Fashion Place® located in Columbus, Ohio; Scottsdale Quarter® located in Scottsdale, Arizona and Town Center Plaza (which consists of Town Center Plaza and the adjacent Town Center Crossing) located in Leawood, Kansas (collectively, the “JV Properties”). Under the terms of the joint venture agreement, we retained a 51% interest and sold a 49% interest to O’Connor. In addition, the Company received reimbursement for 49% of the costs incurred as of June 1, 2015 related to development activity at Scottsdale Quarter®. The transaction generated net proceeds, after taking into consideration the assumption of debt (including the new loans on Pearlridge Center and Scottsdale Quarter®) and costs associated with the transaction, of approximately $432 million (including $28.7 million for the partial reimbursement of the Scottsdale Quarter® development costs), which was used to repay a portion of the Bridge Loan. Since the Company no longer controls the operations of the JV Properties, the Company deconsolidated the properties and recorded a gain related to this sale of $5.1 million, which is included in gain upon acquisition of controlling interests and on sale of interests in properties within the Company’s historical consolidated statement of operations for the six months ended June 30, 2015. The Company retained management and leasing responsibilities for the JV Properties.

On June 4, 2015, the Company borrowed $500 million under a new term loan (the “Term Loan”), pursuant to a commitment received from bank lenders. The Term Loan bears interest at one-month LIBOR plus 1.15% (1.34% at June 30, 2015) and will mature in March 2020. On June 19, 2015, the Company executed interest rate swap agreements totaling $500 million, with an effective date of July 6, 2015, which effectively fixed the interest rate on the Term Loan at 2.26% through June 2018. The interest rate on the Term Loan may vary based on the Company’s credit rating. The Company used $489 million of the $500 million in proceeds from the Term Loan to repay the remaining balance on the Bridge Loan after the application of the proceeds from the Notes Payable issuance, the refinancing of certain property mortgages and the Joint Venture Transaction.

The unaudited pro forma financial statements have been adjusted, where applicable, to give effect to the Merger, the Joint Venture Transaction, the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages and the redemption of the Series G Preferred Shares, and have been developed from and should be read in conjunction with the following:

•                  the accompanying notes to the unaudited pro forma financial statements;

•                  the historical unaudited consolidated financial statements of the Company for the six months ended June 30, 2015 included in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on August 5, 2015;

•                  the historical audited consolidated and combined financial statements of the Company for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on February 26, 2015; and

•                  the historical audited consolidated financial statements of Glimcher for the year ended December 31, 2014, which were filed as an exhibit to the Company’s Current Report on Form 8-K/A that was filed on February 27, 2015.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 give effect to the Merger, the Joint Venture Transaction, the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages, and the redemption of the Series G Preferred Shares as if they occurred on January 1, 2014. The historical consolidated financial statements of Glimcher have been adjusted to reflect certain reclassifications in order to conform to the Company’s financial statement presentation.

In addition to adjustments to give effect to the Merger, the Joint Venture Transaction, the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages and the redemption of the Series G Preferred Shares, the unaudited pro forma condensed consolidated financial statements include pro forma adjustments to give effect to:

•                  the Property Sale as if the transaction occurred on January 1, 2014 for purposes of the pro forma statements of operations;

•                  Glimcher’s 2014 acquisition of certain retail centers and development land located in Oklahoma City, Oklahoma on Glimcher’s consolidated statements of operations as if this transaction occurred on January 1, 2014 (the “OKC Transaction”); and

•                  the Company’s 2014 acquisition of controlling interests in nine shopping centers on the Company’s consolidated and combined statements of operations as if these transactions occurred on January 1, 2014.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with the Company considered the acquirer of Glimcher. The purchase price is allocated to the underlying Glimcher tangible assets acquired, liabilities assumed, and acquired intangibles based on preliminary estimates of their respective fair values, which includes the JV Properties. The Joint Venture Transaction has been accounted for in the accompanying unaudited condensed consolidated pro forma financial statements using the equity method of accounting. Major decisions with respect to each Joint Venture require the mutual consent of both Joint Venture partners.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma financial statements are described in the accompanying notes. The historical consolidated and combined financial statements have been adjusted in the unaudited pro forma financial statements to give pro forma effect to events that are: (1) directly attributable to the Merger, the Joint Venture Transaction, the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages, the Series G Preferred Share redemption, the Property Sale, the OKC Transaction, and the Company’s 2014 acquisition of controlling interests in nine shopping centers, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the Company’s combined results. This information is presented for illustrative purposes only and is not indicative of the combined operating results that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described herein, nor is it indicative of future operating results.

The unaudited pro forma financial statements, although helpful in illustrating the Company’s financial characteristics under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger, the Joint Venture Transaction, the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages and the redemption of the Series G Preferred Shares, and do not attempt to predict or suggest future results. By way of example, the projected operating synergies of the Merger are approximately $12 to $16 million in combined annual cost savings (these synergies have not been reflected in the pro forma condensed consolidated statements of operations). The unaudited pro forma condensed consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions which may occur (other than the Property Sale and the Joint Venture Transaction), as they are currently not known, and to the extent they occur, are expected to be non-recurring and were not incurred at the closing date of the Merger. However, such costs could affect the Company following the Merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the Company’s results following the Merger, the Joint Venture Transaction, the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages and the redemption of the Series G Preferred Shares.

The Merger, the Joint Venture Transaction, the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages and the redemption of the Series G Preferred Shares are already fully reflected in the unaudited historical consolidated balance sheet as of June 30, 2015 included in the Company’s Quarterly Report on Form 10-Q and, therefore, no pro forma balance sheet as of June 30, 2015 has been included with this pro forma financial information.

WP Glimcher Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2015

(unaudited) (in thousands, except per share data)

	Historical	Merger and Related Pro Forma Adjustments (A)(B)		JV Properties, Notes Payable Issuance, Term Loan and Mortgage Refinancing Pro Forma Adjustments (C)		Pro Forma
REVENUE:
Minimum rent	$326,337	$8,198		$(44,118)		$290,417
Overage rent	5,555	139		(956)		4,738
Tenant reimbursements	136,650	3,623		(17,445)		122,828
Other income	6,766	138		556	(H)	7,460
Total revenues	475,308	12,098		(61,963)		425,443
EXPENSES:
Property operating	83,562	2,464		(12,361)		73,665
Depreciation and amortization	183,637	7,180		(32,516)		158,301
Real estate taxes	58,342	1,376		(5,947)		53,771
Repairs and maintenance	17,334	494		(347)		17,481
Advertising and promotion	5,343	169		(606)		4,906
Provision for credit losses	1,581	78		(417)		1,242
General and administrative	21,935	1,563		(218)		23,280
Merger and transaction costs	25,713	(25,713)	(D)	—		—
Ground rent and other costs	5,296	278		(4,355)		1,219
Total operating expenses	402,743	(12,111)		(56,767)		333,865
OPERATING INCOME	72,565	24,209		(5,196)		91,578
Interest expense	(75,896)	(2,892)	(E)	15,635	(I)	(63,153)
Income and other taxes	(973)	10		—		(963)
Loss from unconsolidated entities	(1,487)	(15)		(2,531)	(J)	(4,033)
Gain upon acquisition of controlling interests and on sale of interests in properties	5,147	—		(5,147)	(K)	—
NET (LOSS) INCOME	(644)	21,312		2,761		23,429
Net (loss) income attributable to noncontrolling interests	(1,248)	3,690	(F)	440	(F)	2,882
NET INCOME ATTRIBUTABLE TO THE COMPANY	604	17,622		2,321		20,547
Preferred share dividends	(8,973)	1,841	(G)	—		(7,132)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(8,369)	$19,463		$2,321		$13,415
Weighted average shares outstanding, basic	181,926	N/A		N/A		184,156
Weighted average shares outstanding, diluted	216,189	N/A		N/A		220,092
(LOSS) EARNINGS PER COMMON SHARE, BASIC AND DILUTED	$(0.05)	N/A		N/A		$0.07	(L)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WP Glimcher Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(unaudited) (in thousands, except per share data)

	WPG Historical	WPG Pro Forma Adjustments (M)	Glimcher Historical (A)	Glimcher Pro Forma Adjustments (N)	Property Sale Pro Forma Adjustments (O)	Merger and Related Pro Forma Adjustments		JV Properties, Notes Payable Issuance, Term Loan and Mortgage Refinancing Pro Forma Adjustments (P)		Pro Forma
Revenue:
Minimum rent	$449,100	$18,484	$244,954	$631	$(44,268)	$17,488		$(98,073)	(W)	$588,316
Overage rent	9,357	94	13,157	—	(6,965)	—		(3,725)		11,918
Tenant reimbursements	194,826	6,411	117,160	167	(25,573)	—		(42,853)		250,138
Other income	7,843	206	19,373	—	(3,590)	—		121	(X)	23,953
Total revenues	661,126	25,195	394,644	798	(80,396)	17,488		(144,530)		874,325
Expenses:
Property operating	109,715	3,584	80,802	240	(13,519)	—		(31,328)		149,494
Depreciation and amortization	197,890	11,692	125,985	438	(15,336)	76,114	(Q)	(81,387)	(Y)	315,396
Real estate taxes	77,587	3,202	47,189	83	(13,497)	—		(14,077)		100,487
Repairs and maintenance	23,431	1,182	8,153	47	(967)	—		(762)		31,084
Advertising and promotion	8,389	314	6,022	62	(1,067)	—		(2,168)		11,552
Provision for credit losses	2,332	96	1,301	3	(193)	—		(747)		2,792
General and administrative	12,219	—	29,396	(529)	(92)	8,058	(R)	(365)		48,687
Spin-off costs	38,907	—	—	—	—	—	(S)	—		38,907
Merger and transaction costs	8,839	—	11,182	—	—	(20,021)	(S)	—		—
Ground rent and other costs	4,656	224	8,225	—	—	(550)		(6,181)	(Z)	6,374
Total operating expenses	483,965	20,294	318,255	344	(44,671)	63,601		(137,015)		704,773
Operating income	177,161	4,901	76,389	454	(35,725)	(46,113)		(7,515)		169,552
Interest expense	(82,452)	(4,416)	(81,501)	(167)	16,135	(10,435)	(T)	30,335	(AA)	(132,501)
Income and other taxes	(1,215)	—	274	—	(2)	—		(6)		(949)
Income (loss) from unconsolidated entities	973	(859)	9,161	—	—	—		(10,090)	(AB)	(815)
Gain upon acquisition of controlling interests and on sale of interests in properties	110,988	(99,375)	—	—	—	—		—		11,613
Net income (loss)	205,455	(99,749)	4,323	287	(19,592)	(56,548)		12,724		46,900
Net income (loss) attributable to noncontrolling interests	35,426	(17,439)	(56)	—	—	(14,735)	(U)	2,017	(U)	5,213
Net income (loss) attributable to the Company	170,029	(82,310)	4,379	287	(19,592)	(41,813)		10,707		41,687
Preferred share dividends	—	—	(23,579)	—	—	9,547	(V)	—		(14,032)
Net income (loss) attributable to common share-holders	$170,029	$(82,310)	$(19,200)	$287	$(19,592)	$(32,266)		$10,707		$27,655
Weighted average shares outstanding, basic	155,163	N/A	145,384	N/A	N/A	N/A		N/A		183,992
Weighted average shares outstanding, diluted	187,491	N/A	147,827	N/A	N/A	N/A		N/A		217,942
Earnings (loss) per common share, basic and diluted	$1.10	N/A	$(0.13)	N/A	N/A	N/A		N/A		$0.15	(AC)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WP Glimcher Inc.

Notes to Pro Forma Financial Statements

1.    Overview

The Merger has been accounted for using the acquisition method of accounting under generally accepted accounting principles applied in the United States to account for the Merger with the Company as the acquiring entity. Accordingly, the total purchase price is allocated to the Glimcher tangible acquired assets and liabilities assumed, and identifiable intangible assets of Glimcher based on preliminary estimates of their respective fair values, as described further below.

In addition to adjustments to give effect to the Merger, the Joint Venture Transaction (which is accounted for using the equity method of accounting), the issuance of the Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages and the redemption of the Series G Preferred Shares, the unaudited pro forma condensed consolidated financial statements include pro forma adjustments to give effect to, where applicable:

•                  the Property Sale as if the transaction occurred on January 1, 2014 for purposes of the pro forma statements of operations;

•                  the OKC Transaction on Glimcher’s consolidated statements of operations as if this transaction occurred on January 1, 2014; and

•                  the Company’s 2014 acquisition of controlling interests in nine shopping centers on the Company’s consolidated and combined statements of operations as if these transactions occurred on January 1, 2014.

To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform Glimcher’s financial statement presentation to that of the Company, as described in Note 2.

The pro forma adjustments represent the Company’s management’s estimates based on information available and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or future asset dispositions. Also, the pro forma financial statements do not contemplate possible adjustments related to restructuring or integration activities, or transaction or other costs following the Merger that are not expected to have a continuing impact.

The pro forma statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 combine the historical consolidated and combined statements of operations of the Company (after giving effect to the Company’s 2014 property acquisitions) and Glimcher (after giving effect to a 2014 acquisition, as well as dispositions that were previously recognized within discontinued operations in the historical financial statements of Glimcher), giving effect to the Merger, the Property Sale, the Joint Venture Transaction, the issuance of Notes Payable, the receipt of funds from the Term Loan, the refinancing of certain property mortgages and the redemption of the Series G Preferred Shares, as if they had been consummated on January 1, 2014, the beginning of the earliest period presented.

2.    Notes relating to Pro Forma Statements of Operations

(A)                               The historical financial information of Glimcher consists of continuing operations and includes reclassifications of certain balances in order to conform to the Company’s presentation.

For the six months ended June 30, 2015

(B)                               Includes the historical activity of Glimcher for the pre-Merger period from January 1, 2015 through January 14, 2015 and Merger-related adjustments related to the Company’s acquisition of Glimcher, assuming the Merger and related transactions had occurred on January 1, 2014.

(C)                               Includes the removal of the historical activity of the JV Properties, the impact of the Notes Payable issuance, the receipt of funds from the Term Loan and the refinancing of certain property mortgages, assuming that these transactions had occurred on January 1, 2014.

(D)                               Transaction costs related to the Merger primarily consist of fees paid to investment bankers, due diligence costs, legal, accounting, tax and other expenses related to the Merger, of which $25.7 million included in the historical statement of operations for the six months ended June 30, 2015 were removed for pro forma purposes since they will not have a continuing impact.

(E)                                Amount includes interest on acquired properties from the pre-Merger period of $2.2 million and additional interest on the Bridge Loan of $0.7 million, which was calculated assuming a loan balance of approximately $1.2 billion, interest rate of approximately 1.4% assuming a credit rating of BBB/Baa2, and loan costs of $11.6 million amortized to expense annually.

(F)                                 Represents the allocation of net income to noncontrolling interests in order to reflect the limited partnership unitholders’ pro forma combined ownership percentage in the consolidated results of the Company for the six months ended June 30, 2015.

(G)                               Represents the removal of dividends related to the Series G Preferred Shares resulting from their redemption reflected as of January 1, 2014, net of Glimcher historical amounts for the pre-Merger period from January 1, 2015 through January 14, 2015.

(H)                              This amount includes the recognition of the estimated management fee income relating to the JV Properties of $1.9 million, net of the removal of the historical amount of $1.3 million in other income from the JV Properties, for the six months ended June 30, 2015.

(I)                                   Includes the removal of $6.3 million of interest expense associated with the JV Properties and the removal of the Bridge Loan interest (including amortization of loan fees) of $16.8 million assuming a full payoff of the Bridge Loan as of January 1, 2014. The above amounts are net of interest expense of $5.0 million associated with the Term Loan, which represents interest calculated at 2.26% (fixed rate per the interest rate swaps) and loan fee amortization, and $2.5 million associated with the Notes Payable including the amortization of associated fees for the six months ended June 30, 2015.

(J)                                   The amount is calculated by taking the Company’s 51% share of the JV Properties’ net loss. The amount takes into consideration the May 21, 2015 refinancings of both Scottsdale Quarter® and Pearlridge Center as if the refinancings had occurred on January 1, 2014.

(K)                               Represents the removal of the gain recorded in connection with the sale of the 49% interest in the JV Properties through the Joint Venture Transaction.

(L)                                Pro forma earnings per common share, basic and diluted, was calculated assuming the stock and Operating Partnership units related to the Merger were issued on January 1, 2014. In the Merger, each Glimcher common share was converted to 0.1989 of a share of the Company’s common stock and each Glimcher operating partnership unit held by a limited partner was converted to 0.7431 of a common unit of the Operating Partnership. The calculation of pro forma basic and diluted earnings per common share assumes the 29.9 million common shares issued in the Merger were issued on January 1, 2014. The calculation of pro forma diluted earnings per common share assumes the 1.6 million common units issued to limited partners of Glimcher’s operating partnership in the Merger were issued on January 1, 2014. The calculations are as follows (in thousands, except per share data):

	For the Six Months Ended June 30, 2015
	Historical	Pro Forma
Net (loss) income attributable to common shareholders - basic	$(8,369)	$13,415
Weighted average common shares outstanding - basic	181,926	184,156
Net (loss) income attributable to common shareholders – diluted	$(9,617)	$16,297
Weighted average common shares outstanding - diluted	216,189	220,092
(Loss) earnings per common share, basic and diluted	$(0.05)	$0.07

For the year ended December 31, 2014

(M)                            Reflects the impact of the Company’s 2014 property acquisitions as if they had all occurred on January 1, 2014, including the removal of the $99.4 million gain related to the remeasurement of the Company’s equity interests to fair value upon acquisition of the noncontrolling interests from the year ended December 31, 2014.

(N)                               Reflects the impact of Glimcher’s 2014 property acquisition as if it had occurred on January 1, 2014.

(O)                               Includes the removal of the historical activity of the Jersey Gardens and University Park properties, assuming the Property Sale had occurred on January 1, 2014.

(P)                                 Includes the removal of the historical activity of the JV Properties, the impact of the Notes Payable issuance, the receipt of funds from the Term Loan and the refinancing of certain property mortgages, assuming that these transactions had occurred on January 1, 2014.

(Q)                               Represents the recognition of depreciation and amortization of $187.2 million on the real estate assets and intangible assets recognized at estimated fair value, net of the removal of historical depreciation and amortization on the Glimcher properties, excluding depreciation and amortization associated with Jersey Gardens and University Park, of $111.1 million for the year ended December 31, 2014. These depreciation and amortization adjustments are computed on a straight-line basis over the estimated useful lives of the related assets.

(R)                               Represents the increase related to equity and severance awards that were granted to certain employees as a result of the Merger. It also includes the amortization of restricted common shares that were issued by Glimcher to certain employees whose shares had not vested. The value of these items totaled $8.1 million, excluding amounts paid to employees whose severance agreements required payment related to the Merger.

(S)                                 Transaction costs related to the Merger primarily consist of fees paid to investment bankers, due diligence costs, legal, accounting, tax and other expenses related to the Merger, of which $20.0 million included in the historical statements of operations for the year ended December 31, 2014 were removed for pro forma purposes since they will not have a continuing impact. Non-recurring costs related to the Company’s spin-off from SPG of $38.9 million are included in the Company’s historical results for the year ended December 31, 2014.

(T)                                Represents estimated interest on the Bridge Loan related to funding the Merger of $28.4 million, net of the amortization of the fair value of debt adjustment over the remaining term of the debt of $15.1 million and the removal of historical amortization of deferred financing costs by Glimcher of $2.9 million for the year ended December 31, 2014. Interest on the Bridge Loan was calculated according to the terms of the commitment letter assuming a loan balance of approximately $1.2 billion, interest rate of approximately 1.4% assuming a credit rating of BBB/Baa2, and loan costs of $11.6 million amortized to expense annually.

(U)                               Represents the allocation of net income to noncontrolling interests in order to reflect the limited partnership unitholders’ pro forma combined ownership percentage in the consolidated results of the Company for the year ended December 31, 2014.

(V)                               Represents the removal of dividends related to the Series G Preferred Shares resulting from their redemption reflected as of January 1, 2014.

(W)                            Represents the removal of the historical amount from the JV Properties, including straight-line rents and amortization of above/below-market lease intangibles of $14.7 million for the year ended December 31, 2014. These amortization adjustments are computed on a straight-line basis over the estimated lives of the acquired leases.

(X)                               This amount includes the recognition of the estimated management fee income relating to the JV Properties of $4.5 million, net of the removal of the historical amount of $4.4 million in other income from the JV Properties, for the year ended December 31, 2014.

(Y)                               Represents the removal of depreciation and amortization on the real estate assets and intangible assets recognized at estimated fair value relating to the JV Properties for the year ended December 31, 2014.

(Z)                                Includes the removal of the payments of the ground leases in the amount of $4.0 million as well as the removal of straight-line ground rent expense and amortization of above/below-market ground lease intangibles of $2.2 million for the year ended December 31, 2014 related to the JV Properties. These amortization adjustments are computed on a straight-line basis over the estimated lives of the acquired ground leases.

(AA)                      Includes the reversal of the interest expense associated with the JV Properties of $23.9 million for the year ended December 31, 2014 and the elimination of interest expense, including loan fees, associated with the repaid Bridge Loan of $28.5 million. The above amounts are net of interest expense associated with the Term Loan of $12.0 million, which represents interest calculated at 2.26% (fixed rate per the interest rate swaps) and loan fee amortization, and $10.1 million related to the Notes Payable including the amortization of associated fees for the year ended December 31, 2014.

(AB)                      The amount is calculated by taking the Company’s 51% share of the JV Properties. The amount takes into consideration the May 21, 2015 refinancings of mortgages on both Scottsdale Quarter® and Pearlridge Center as if the refinancings had occurred on January 1, 2014.

(AC)                      Pro forma earnings per common share, basic and diluted, was calculated assuming the stock and Operating Partnership units related to the Merger were issued on January 1, 2014. In the Merger, each Glimcher common share was converted to 0.1989 of a share of the Company’s common stock and each Glimcher operating partnership unit held by a limited partner was converted to 0.7431 of a common unit of the Operating Partnership. The calculation of pro forma basic and diluted earnings per common share assumes the 29.9 million common shares issued in the Merger were issued on January 1, 2014. The calculation of pro forma diluted earnings per common share assumes the 1.6 million common units issued to limited partners of Glimcher’s operating partnership in the Merger were issued on January 1, 2014. The calculations are as follows (in thousands, except per share data):

	For the Year Ended December 31, 2014
	WPG Historical	Glimcher Historical	Pro Forma
Net income (loss) attributable to common shareholders - basic	$170,029	$(19,200)	$27,655
Weighted average common shares outstanding – basic	155,163	145,384	183,992
Net income (loss) attributable to common shareholders – diluted	$205,455	$(19,258)	$32,868
Weighted average common shares outstanding - diluted	187,491	147,827	217,942
Earnings (loss) per common share, basic and diluted	$1.10	$(0.13)	$0.15